Exhibit 4.15

Execution Version

TWELFTH AMENDMENT

 TO

AMENDED, RESTATED AND CONSOLIDATED
REVOLVING CREDIT AGREEMENT

DATED AS OF AUGUST 17, 2021

AMONG

DIVERSIFIED GAS & OIL CORPORATION,
AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

TWELFTH AMENDMENT TO AMENDED, RESTATED
AND CONSOLIDATED REVOLVING CREDIT AGREEMENT

This Twelfth Amendment to Amended, Restated and Consolidated Revolving Credit Agreement (this “Twelfth Amendment”) dated as of August 17, 2021, is among Diversified Gas & Oil Corporation, a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.            The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended, Restated and Consolidated Revolving Credit Agreement dated as of December 7, 2018, as amended by that certain First Amendment dated as of April 18, 2019, that certain Second Amendment dated as of June 28, 2019, that certain Third Amendment dated as of November 13, 2019, that certain Fourth Amendment dated as of January 9, 2020, that certain Fifth Amendment dated as of January 22, 2020, that certain Sixth Amendment dated as of March 24, 2020, that certain Seventh Amendment dated as of May 21, 2020, that certain Eighth Amendment dated as of June 26, 2020, that certain Ninth Amendment dated as of November 19, 2020, that certain Tenth Amendment dated as of April 6, 2021, and that certain Eleventh Amendment dated as of May 11, 2021 (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.            The Borrower has requested, and the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Twelfth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined in this Twelfth Amendment, each capitalized term used in this Twelfth Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Twelfth Amendment refer to sections of the Credit Agreement.

Section 2. Amendments. Subject to the Satisfaction of the Conditions Precedent in Section 4 of this Twelfth Amendment, the Credit Agreement shall be amended effective as of the Twelfth Amendment Effective Date by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A.

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Section 3. Assignments and Reallocations. For an agreed consideration Royal Bank of Canada, ING Capital LLC, Credit Agricole Corporate and Investment Bank, BBVA USA and IBERIABANK, the exiting Lenders (the “Exiting Lenders”) have agreed among themselves to assign portions of their Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures to allow Bank of America, N.A., Zions Bancorporation dba Amegy Bank, Synovus Bank, Sumitomo Mitsui Banking Corporation and Citibank, N.A. (collectively, the “New Lenders”) to acquire their interest in the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures. Each of the Administrative Agent and the Borrower hereby consent to (a) such assignments by the Exiting Lenders of the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures and (b) the New Lenders’ acquisition of interests in the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures. The assignments by the Exiting Lenders necessary to effect the reallocation of the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures and the assumption by the New Lenders necessary to acquire such interests are hereby consummated pursuant to the terms and provisions of this Twelfth Amendment and Section 12.04(b), and the Borrower, the Administrative Agent and each Exiting Lender and New Lender, hereby consummates such assignment and assumption pursuant to the terms, provisions and representations of the Assignment and Assumption attached as Exhibit G to the Credit Agreement as if each of them had executed and delivered an Assignment and Assumption with the Effective Date (as defined therein) being the Twelfth Amendment Effective Date; provided that (i) the Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 12.04(b)(ii)(C) with respect to such assignment and assumption and (ii) if any New Lender is a Non-US Lender it shall have delivered to the Borrower (with a copy to the Administrative Agent) the documentation required pursuant to Section 5.03(g). In addition, some existing Lenders and New Lenders are increasing their interests in the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures such that on the Twelfth Amendment Effective Date and after giving effect to such assignments and assumptions and increases, the Applicable Percentage and Maximum Credit Amount of each Lender shall be as set forth in Annex I to Exhibit A hereto. Each Lender, including the New Lenders, hereby consents and agrees to the Applicable Percentages and Maximum Credit Amounts as set forth in Annex I to Exhibit A hereto.

Section 4. Effectiveness. This Twelfth Amendment shall become effective on the first date on which each of the conditions set forth in this Section 4 is satisfied (the “Twelfth Amendment Effective Date”):

4.1            The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Twelfth Amendment from the Borrower, each Guarantor, and each Lender.

4.2            The Administrative Agent shall have received a certificate of a Responsible Officer of each of DP Bluebonnet LLC and BlueStone Natural Resources II, LLC setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Loan Party (A) who are authorized to sign the Loan Documents to which such Loan Party is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers and (iv) the applicable Organizational Documents of such Loan Party, certified by a Responsible Officer as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Loan Party to the contrary.

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4.3            The Administrative Agent shall have received executed Assumption Agreements in substantially the form of Annex I to the Guarantee and Collateral Agreement from each of DP Bluebonnet LLC and BlueStone Natural Resources, II, LLC.

4.4            At the time of and immediately after giving effect to this Twelfth Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.5            There shall be no pending or threatened litigation against the Borrower or any Guarantor which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as disclosed in writing to the Administrative Agent prior to the Twelfth Amendment Effective Date.

4.6            The Borrower shall have paid all amounts due and payable on or prior to the Twelfth Amendment Effective Date to the extent invoiced two (2) Business Days prior to the Twelfth Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.7            The Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Borrower certifying (i) that the Borrower is concurrently consummating the acquisition of certain Cotton Valley and Haynesville upstream assets and related facilities (the “Assets”) in the states of Louisiana and Texas from Tanos Energy Holdings III LLC (“Tanos”) (the “Acquisition”) (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the Assets contemplated by that certain Purchase and Sale Agreement by and between Tanos and Diversified Production LLC, dated as of July 2, 2021 (together with all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended, the “Acquisition Documents”) and (ii) that attached thereto is a true and complete list of the Assets which have been excluded from the Acquisition pursuant to the terms of the Acquisition Documents, specifying with respect thereto the basis of the exclusion; (b) a true and complete executed copy of each Acquisition Document; and (c) original counterparts or copies certified as true and complete of the assignments deeds and leases for all of the Assets.

4.8            The Borrower shall have provided to the Administrative Agent copies of any material environmental due diligence documents in its possession with respect to the Assets including Phase I Reports, if any.

4.9            The Administrative Agent shall have received title information as the Administrative Agent may reasonably require, reasonably satisfactory to the Administrative Agent, setting forth the status of title to at least 85% of the PV-10 of the Borrowing Base Properties.

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Section 5. Post-Closing Obligations. No later than 30 days after the Twelfth Amendment Effective Date (or such later date as may be agreed by the Administrative Agent), the Borrower shall have delivered (a) executed Mortgages to the Administrative Agent such that, upon recording such Mortgages, in each case, in the appropriate filing offices, the Administrative Agent shall have a first priority Lien on at least 85% of the PV-10 of the Borrowing Base Properties (b) legal opinions in form reasonably satisfactory to the Administrative Agent covering the Mortgages in (a), and (c) amendments to existing Mortgages where required to extend the Maturity Date.

Section 6. Governing Law. THIS TWELFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7. Miscellaneous. (a) On and after the Twelfth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Twelfth Amendment; (b) the execution, delivery and effectiveness of this Twelfth Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Twelfth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Twelfth Amendment by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Twelfth Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Twelfth Amendment.

Section 8. Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Twelfth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Twelfth Amendment Effective Date, after giving effect to the terms of this Twelfth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

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Section 9. Loan Document. This Twelfth Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 10. No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS TWELFTH AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DIVERSIFIED GAS & OIL CORPORATION a Delaware corporation

	By:	/s/ Benjamin Sullivan
Name: Benjamin Sullivan
Title: Executive Vice President and General Counsel

GUARANTORS:	DIVERSIFIED PRODUCTION LLC
DIVERSIFIED ENERGY MARKETING, LLC
DIVERSIFIED MIDSTREAM LLC
DP BLUEBONNET LLC
BLUESTONE NATURAL RESOURCES II, LLC
CRANBERRY PIPELINE CORPORATION
COALFIELD PIPELINE COMPANY

By:	/s/ Benjamin Sullivan
Name: Benjamin Sullivan
Title: Executive Vice President and General Counsel

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

KEYBANK NATIONAL ASSOCIATION, as Coordinating Lead Arranger, Sole Bookrunner, Administrative Agent and a Lender

By:	/s/ George E. McKean

Name:George E. McKean
Title: Senior Vice President

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

TRUIST BANK, as Joint Lead Arranger, Co-Syndication Agent, and a Lender

By:	/s/ Benjamin L. Brown
Name: Benjamin L. Brown
Title: Director

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

CITIZENS BANK, N.A., as Joint Lead Arranger, Co-Syndication Agent and a Lender

By:	/s/ Scott Donaldson
Name: Scott Donaldson
Title: Senior Vice President

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Joint Lead Arranger, Co-Syndication Agent, and a Lender

By:	/s/ Donovan C. Broussard
Name: Donovan C. Broussard
Title: Authorized Signatory

By:	/s/ Jacob W. Lewis
Name: Jacob W. Lewis
Title: Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

DNB BANK ASA, NEW YORK BRANCH,
a Co-Documentation Agent

By:	/s/ Mita Zalavadia
Name: Mita Zalavadia
Title: Vice President

By:	/s/ Ahelia Singh
Name: Ahelia Singh
Title: Authorized Signatory

DNB CAPITAL LLC, as a Lender,

By:	/s/ Mita Zalavadia
Name: Mita Zalavadia
Title: Vice President

By:	/s/ Ahelia Singh
Name: Ahelia Singh
Title: Authorized Signatory

DNB Markets Inc as a Joint Lead Arranger

By:	/s/ Theodore S. Jadick, Jr.
Name: Theodore S. Jadick, Jr.
Title: President

By:	/s/ Daniel Hochstadt
Name: Daniel Hochstadt
Title: Managing Director

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

MIZUHO BANK, LTD., as a Joint Lead Arranger, a Co-Syndication Agent and a Lender

By:	/s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

U.S. BANK NATIONAL ASSOCIATION., as a Joint Lead Arranger, a Co-Document Agent and a Lender

By:	/s/ Matthew Turner
Name: Matthew Turner
Title: Vice President

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Joint Lead Arranger, a Co-Document Agent and a Lender

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:	/s/ Daniel Kogan
Name: Daniel Kogan
Title: Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

CIT BANK, N.A., as a Lender

By:	/s/ Katya Evseev
Name: Katya Evseev
Title: Director

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

FIRST HORIZON BANK, as a Lender

By:	/s/ W. David McCarver IV
Name: W. David McCarver IV
Title: Senior Vice President

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

BANK OF AMERICA, as a Lender

By:	/s/ Pace Doherty
Name: Pace Doherty
Title: Vice President

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

CITIBANK, N.A., as a Lender

By:	/s/ Cliff Vaz
Name: Cliff Vaz
Title: Vice President

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Jeffrey Cobb
Name: Jeffrey Cobb
Title: Director

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

SYNOVUS BANK, as a Lender

By:	/s/ Custis Proctor
Name: Custis Proctor
Title: Corporate Banker

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

ZIONS BANCORPORATION dba AMEGY BANK, as a Lender

By:	/s/ G. Scott Collins
Name: G. Scott Collins
Title: Executive Vice President

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jacob Elder
Name: Jacob Elder
Title: Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

MORGAN STANLEY BANK N.A., as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

ROYAL BANK OF CANADA, as an Exiting Lender for purposes of Section 3 only

By:	/s/ Emilee Scott
Name: Emilee Scott
Title: Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

ING CAPITAL LLC, as an Exiting Lender for purposes of Section 3 only

By:	/s/ Juli Bieser
Name: Juli Bieser
Title: Managing Director

By:	/s/ Lauren Gutterman
Name Lauren Gutterman
Title: Vice President

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as an Exiting Lender for purposes of Section 3 only

By:	/s/ Michael Willis
Name: Michael Willis
Title: Managing Director

By:	/s/ Page Dillehunt
Name: Page Dillehunt
Title: Managing Director

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

BBVA USA, as an Exiting Lender for purposes of Section 3 only

By:	/s/ Julia Barnhill
Name: Julia Barnhill
Title: Vice President

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment

IBERIABANK, a division of First Horizon Bank, as an Exiting Lender for purposes of Section 3 only

By:	/s/ W. Bryan Chapman
Name: W. Bryan Chapman
Title: Market President-Energy Lending

Signature Page

Diversified Gas & Oil Corporation -Twelfth Amendment